Form of Notice of Withdrawal of Tender

                         NOTICE OF WITHDRAWAL OF TENDER

                   Regarding Limited Partnership Interests in

                           SEI OPPORTUNITY FUND, L.P.

                   Tendered Pursuant to the Offer to Purchase
                             Dated December 24, 2008

                                   ----------

                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                    AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
               RECEIVED BY THE FUND BY, 5:00 P.M., EASTERN TIME,
               ON JANUARY 26, 2009, UNLESS THE OFFER IS EXTENDED.

                                   ----------

       COMPLETE THIS NOTICE OF WITHDRAWAL OF TENDER AND RETURN BY MAIL OR
                                     FAX TO:

                            SEI Private Trust Company
                    Attention: Advisor Network (Service Team)
                                  P.O. Box 1098
                               Oaks, PA 19456-9907
                              OR Fax: 484-676-1021

        For additional information contact your account service director

        YOU ARE RESPONSIBLE FOR CONFIRMING THAT SEI PRIVATE TRUST COMPANY RECEIVES THIS NOTICE OF WITHDRAWAL OF TENDER IN A TIMELY MANNER.

Ladies and Gentlemen:

     The undersigned wishes to withdraw the tender of its limited partnership interest in SEI OPPORTUNITY FUND, L.P. (the "Fund"), or the tender of a portion of such interest, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated ______________.

This tender was in the amount of:

     [ ]  Entire limited partnership interest.

     [ ] Portion of limited partnership interest expressed as a specific dollar value. $____________

     [ ] Portion of limited partnership interest in excess of the Required Minimum Balance.

     The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interest in the Fund (or portion of the interest) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS                FOR OTHER INVESTORS:
AND JOINT OWNERSHIP:


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Signature                               Print Name of Investor
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED IN SUBSCRIPTION DOCUMENTS)


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Print Name of Investor                  Signature
                                        (SIGNATURE OF OWNER(S) EXACTLY AS
                                        APPEARED IN SUBSCRIPTION DOCUMENTS)


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Joint Owner Signature if necessary      Print Name of Signatory and Title
(SIGNATURE OF OWNER(S) EXACTLY AS
APPEARED IN SUBSCRIPTION DOCUMENTS)


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Print Name of Joint Owner               Co-signatory if necessary
                                        (SIGNATURE OF OWNER(S) EXACTLY AS
                                        APPEARED IN SUBSCRIPTION DOCUMENTS)

                                        ----------------------------------------
                                        Print Name and Title of Co-signatory

Date: _________________